Exhibit 10.16

                             SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT ("Agreement") is made as of this day of May, 1996 by and among THE PROVIDENT BANK, an Ohio banking corporation as Agent ("Agent"), CLEARVIEW CINEMA GROUP, INC., a Delaware corporation (the "Company") and CMNY CAPITAL II, L.P., a Delaware limited partnership. CMCO, INC., a New York corporation and ROBERT G. DAVIDOFF, an individual (collectively the "Subordinated Noteholders").

                              W I T N E S S E T H:

     WHEREAS, the Company, CCC MADISON TRIPLE CINEMA CORP., CCC CHESTER TWIN CINEMA CORPORATION, CCC MANASQUAN CINEMA CORPORATION, CLEARVIEW THEATER GROUP, INC., CCC HERRICKS CINEMA CORP., CCC PORT WASHINGTON CINEMA CORP., CCC GRAND AVENUE CINEMA CORP., CCC WASHINGTON CINEMA CORP., CCC ALLWOOD CINEMA CORP., CCC EMERSON CINEMA CORP, and CCC NEW CITY CINEMA CORP., each a Delaware corporation (collectively the "Borrowers"), THE PROVIDENT BANK and certain lenders (collectively the "Lenders") and the Agent have entered into a certain Credit Agreement of even date herewith (the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans in an aggregate amount of Four Million Five Hundred Thousand ($4,500,000) to the Borrowers (the "Loans");

     WHEREAS, one of the conditions to the Lender's obligations to make the Loans is the execution by the Subordinated Noteholders of this Agreement with respect to the Subordinated Promissory Notes issued by the Company (the "Company") in the aggregate principal amount of Five Hundred Thousand ($500,000) in favor of the Subordinated Noteholders, copies of which are attached hereto as Annex A (such notes, as the same may from time to time be transferred or assigned, referred to as the "Subordinated Notes");

     WHEREAS, in order to induce the Lenders to continue to extend credit and make the Loans, and for an in consideration of such Loans, the Borrowers and Subordinated Noteholders have agreed that the Subordinated Notes shall be subordinated to the Obligations (as defined in the Credit Agreement) in the manner and to the extent set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:



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                                    ARTICLE 1

                                   DEFINITIONS

     In addition to other words and terms defined elsewhere in this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

                                    ARTICLE 2

                                  SUBORDINATION

     Section 2.1 Agreement to Subordinate. The Company and Subordinated Noteholders, for themselves and their successors and assigns, hereby agree that the payment of the indebtedness and other obligations evidenced by the Subordinated Notes is subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations.

     Each holder of the Subordinated Notes, whether upon original issue or upon transfer or assignment, by accepting such Subordinated Note further agrees that the Lenders have advanced funds and may from time to time advance additional funds in reliance upon the subordination of the Subordinated Notes to the Obligations and that the provisions of this Agreement are for the benefit of the Lenders and the Agent.

     Section 2.2 Endorsement on Instruments. The Subordinated Notes, and any instrument issued by the Company in replacement, renewal, exchange for or substitution thereof, or evidencing the transfer thereof, shall be endorsed with a legend in the following form:

     "The payment of this instrument, both principal and interest, and all other indebtedness evidenced hereby, is subordinate, subject to, and made junior in right of payment to the prior rights of The Provident Bank, Agent, its successors and assigns, for the ratable benefit of The Provident Bank and other lenders, in the manner and to the extent set forth in a certain Subordination Agreement dated as of May _____, 1996, which Agreement is incorporated herein by reference."

     Section 2.3 Payment Upon Maturity, Liquidation, Dissolution or Reorganization.

     (a) Notwithstanding anything herein to the contrary, upon the maturity of any Obligations by lapse of time, acceleration or otherwise, all such Obligations shall first be paid in full, before any payment is made on account of principal of or interest on the Subordinated Notes or to acquire or redeem the Subordinated Notes.

     (b) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or



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its property, or any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or any assignment by the Company for the benefit of creditors, or any other marshalling of the assets of the Company, then and in any such event:

          (i) all Obligations shall first be paid in full, or provision made for such payment, together with, to the extent provided for by law, interest thereon from the date such Obligations were due as provided in the Credit Agreement, if payment in full is not received, before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of or applied on the Subordinated Notes;

          (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for this clause) be payable and deliverable in respect of the Subordinated Notes shall be paid or delivered directly to the Agent, for the ratable benefit of the Lenders, or the holders of such Subordinated Notes shall pay to the Agent, for the ratable benefit of the Lenders, such amounts promptly upon receipt, until all Obligations shall have been paid in full; and

          (iii) all holders of the Subordinated Notes irrevocably authorize and empower the Agent to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other actions in the name of the Agent or any Lender as it may determine to be necessary or appropriate.

     (c) The holders of the Subordinated Notes will not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations of such holders to the Company against the obligations of the Company under such securities if the effect thereof shall be to reduce the amount of any such payment or distribution to which the Agent and Lenders would be entitled in the absence of such setoff or counterclaim.

     Section 2.4 Company Not to Make Payments with Respect to Subordinated Notes in Certain Circumstances.

     (a) No scheduled or unscheduled payments or prepayments of principal shall be made under the Subordinated Notes until such time as the Obligations have been paid in full. Subject to the limitations set forth in 2.4(c), Company shall be permitted to make and Subordinated Note holders shall be permitted to receive and retain the scheduled quarterly installments of interest provided for in the Subordinated Notes.

     (b) Except for the restrictions set forth in Section 2.5 hereof, nothing contained in this Agreement shall limit the right of the holders of the Subordinated Notes to take any action to accelerate its maturity; provided, however, that any amounts received by such holders to any such action from any source whatsoever will be received by them in trust for the Agent, for the ratable benefit of the Lenders, and they will pay over such amounts to the Agent until the payment of the entire principal of and premium, if any, and interest on all the Obligations then owing to the Lenders and Agent.


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     (c) Without limiting the effect of Section 2.4(b) with respect to any default in payment on Obligations, if any Default or Event of Default shall occur and be continuing with respect to any Obligations, the holders of the Subordinated Notes shall not be entitled to receive any payment on account of interest on the Subordinated Notes (including any such payment which would cause such a default).

     Section 2.5 Standstill. If any default shall occur and be continuing with respect to the Subordinated Notes, the holders thereof may not elect to accelerate the maturity thereof until they have first so notified the Agent in writing and shall not take any of the following actions for a period of one hundred eighty (180) days after the Agent's receipt of such notice:

     (a) the commencement or continuation of any action or proceeding against the Company, whether to reduce the claims of the holders to judgment or to enforce the terms of the Subordinated Notes or otherwise;

     (b) any act to obtain possession of property of the Company or to exercise control over property of the Company; or

     (c) any act to create, perfect or enforce any lien against property of the Company.

     Section 2.6 Subrogation. Upon the payment in full of all Obligations, the holders of the Subordinated Notes shall be subrogated to the rights of the Lenders and Agent to receive payments or distributions of assets of the Company made on the Obligations until the Lenders and Agent shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Lenders or Agent of any cash, property or securities to which holders of the Subordinated Notes would be entitled except for the provisions of this Article 2, and no payment over pursuant to the provisions of this Article 2 to the Agent by the holders of the Subordinated Notes, shall, as between the Company, its creditors other than the Lenders and Agent and the holders of the Subordinated Notes, be deemed to be a payment by the Company to or on account of Obligations owed to the Lenders and Agent, it being understood that the provisions of this Article are solely for the purpose of defining the relative rights of the Lenders and Agent, on the one hand, and the holders of the Subordinated Notes, on the other hand.

     If any payment or distribution to which the holders of the Subordinated Notes would otherwise have been entitled but for the provisions of this Article 2 shall have been applied, pursuant to the provisions of this Article 2, to the payment of Obligations, then and in such case, the holders of the Subordinated Notes shall be entitled to receive from the Agent at the time outstanding any payments or distributions received by the Agent in excess of the amount sufficient to pay all Obligations in full.

     Section 2.7 Relative Rights. This Article is intended solely to define the relative rights of the holders of the Subordinated Notes, on the one hand, and the Lenders and Agent, on the other hand. Nothing in this Article shall:



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     (a) impair, as between the Company and the holders of the Subordinated
Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Subordinated Notes in accordance with its terms; or

     (b) affect the relative rights of the holders of the Subordinated Notes and creditors of the Company other than the Lenders and the Agent; or

     (c) prevent any holder of the Subordinated Notes from exercising all its available remedies hereunder or under applicable law upon an Event of Default, subject to the rights of the Agent and Lenders under this Article 2 to receive payments or distributions otherwise payable or distributable to holders of such securities.

     Upon any distribution of assets of the Company referred to in this Article 2, the holders of the Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holders of such securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the Agent and Lenders and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2.

     Section 2.8 Subordination May Not Be Impaired By the Company. No right of the Agent to enforce the subordination of the indebtedness evidenced by the Subordinated Notes shall be impaired by any act or failure to act by the Company or the Agent or by the failure by the Company to comply with this Agreement, regardless of any knowledge which the Agent may have or be otherwise charged with.

     Section 2.9 Moneys Held in Trust for Agent. In the event that any holder of the Subordinated Notes shall receive any payment or distribution with respect to such Subordinated Notes from any source whatsoever which such holder is not at the time entitled to receive under the provisions of this Article 2, such holder will hold any amount so received in trust for the Agent and will pay over such payment to the Agent for the ratable benefit of the Lenders, on account of the principal of and premium, if any, and interest on such Obligations, until all such Obligations are paid in full.

     Payments of interest on the Subordinated Notes in accordance with the terms thereof when none of the events prohibiting such payment described in section
2.3 or section 2.4 shall have occurred and be continuing may be retained by such Subordinated Note holders.

     Section 2.10 Grant of Security Interests. The Company shall not grant to the holders of the Subordinated Notes any lien, mortgage, assignment or other security interest, or enter into any transaction having the effect of securing the repayment of the Subordinated Notes with any property owned or used by the Company.



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                                    ARTICLE 3

                                  MISCELLANEOUS

     Section 3.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in a written instrument executed by the Agent and all parties affected by such amendment or waiver. Further, Company and the holders of the Subordinated Note covered and agreed not to amend the terms of any of the Subordinated Notes without the prior written consent of Agent.

     Section 3.2 No Wavier; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any right, remedy, power or privilege hereunder, or under the Credit Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Credit Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 3.3 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, when sent, addressed as follows:

     If to the Agent:

                  The Provident Bank, Agent
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Phone:  (513) 579-2750
                  Telecopy:  (513) 579-2858
                  Attn:  Christopher B. Gribble

     With a copy to:

                  Keating, Muething & Klekamp
                  1800 Provident Tower
                  Cincinnati, Ohio  45202
                  Phone:  (513) 579-6400
                  Telecopy:  (513) 579-6457
                  Attn:  J. David Rosenberg, Esq.



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     If to Company:

                  Clearview Cinema Group, Inc.
                  7 Waverly Place
                  Madison, New Jersey  07940
                  Attn:  A. Dale Mayo, President
                  Telecopy:  (201) 377-4303

     With a copy to:

                  Kirkpatrick & Lockhart, LLP
                  1251 Avenue of the Americas
                  New York, New York  10028
                  Attn:  Warren H. Colodner
                  Telecopy:  (212) 536-3901

     If to the Subordinated Noteholder:

                  CMNY Capital II, L.P.
                  135 East Fifth Street
                  New York, New York  10022

         With a copy to:

                  ___________________________
                  ___________________________
                  ___________________________
                  ___________________________
                  ___________________________


     Notices of changes of address shall be given in the same manner.

     Section 3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 3.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 3.6 No Fiduciary Duty of Agent to Subordinate Note Holders. Nothing in this Agreement shall be construed to create or impose upon the Agent of Lenders any fiduciary duty to the holders of the Subordinated Notes, or any other implied obligation to act or refrain from acting with respect to Subordinated Debt holders, the indebtedness evidencing the Obligations or any collateral securing the Obligations in any manner contrary to what the Agent may determine is in its own best interests.



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     Section 3.7 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

     Section 3.8 Consent to Jurisdiction. The parties hereto absolutely and irrevocably consent and submit to the jurisdiction of the Courts of the State of Ohio and of any federal court located in the said state in connection with any action or proceedings arising out of or relating to this Agreement. Each of the parties hereto waives and shall not assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of any such court, (b) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), (c) any such suit, action or proceeding is brought in an inconvenience forum, (d) the venue of any such suit, action or proceeding is improper, or (e) this Agreement may not be enforced in or by any such court. Any action brought by any party (other than the Senior Lender) in connection with this Agreement or the transactions contemplated hereby shall be brought in a court of general jurisdiction sitting in Hamilton County, Ohio. Anything hereinbefore to the contrary notwithstanding, the Agent may sue any other party in the court of any other country, State of the United States or place where such party or any of his or its property or assets may be found or in any other appropriate jurisdictions.

     Section 3.8 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDERS TO EXTEND CREDIT TO THE BORROWERS, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

      [Remainder of page intentionally left blank. Signature page follows.]


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     IN WITNESS WHEREOF, the undersigned have executed this Subordination
Agreement as of the date first above written.

                                THE PROVIDENT BANK

                                By:    ________________________________
                                Name:  ________________________________
                                Title: ________________________________

                                CLEARVIEW CINEMA GROUP, INC.

                                By:    ________________________________
                                Name:  ________________________________
                                Title: ________________________________

                                CMNY CAPITAL II, L.P.

                                By:    ________________________________
                                Name:  ________________________________
                                Title: ________________________________

                                CMCO, INC.

                                By:    ________________________________
                                Name:  ________________________________
                                Title: ________________________________

                                       ________________________________
                                              ROBERT G. DAVIDOFF




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                                     ANNEX A

                          Subordinated Promissory Notes



A-1 CMNY Capital II, L.P.                $300,000               August 31, 1995

A-2 CMCO, Inc.                             50,000               August 31, 1995

A-3 CMCO, Inc.                             50,000               October 11, 1995

A-4 Robert G. Davidoff                     50,000               August 31, 1995

A-5 Robert G. Davidoff                     50,000               October 11, 1995